Exhibit 99.1

CONTACT: Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES THIRD QUARTER 2014 RESULTS

DALLAS – October 29, 2014 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended September 30, 2014.

Third Quarter 2014 Highlights

•	Generated earnings of $32.4 million or $0.30 per diluted common share
•	Paid common dividend of $0.34 per common share
•	Financing spreads on residential mortgage investments decreased 13 basis points to 1.09% with mortgage prepayments increasing 1.96% CPR to 19.18% CPR
•	Book value decreased $0.09 to $12.60 per common share
•	Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.72 billion and 8.52 times long-term investment capital, respectively

Capstead reported net income of $32.4 million or $0.30 per diluted common share for the quarter ended September 30, 2014.  This compares to net income of $36.6 million or $0.35 per diluted common share for the quarter ended June 30, 2014.  The Company paid a third quarter 2014 dividend of $0.34 per common share on October 20, 2014.

Third Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of short-duration residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.  This strategy differentiates the Company from its peers because ARM loans underlying its investment portfolio can reset to more current interest rates within a relatively short period of time.  This positions the Company to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of longer-duration ARM and fixed-rate mortgage securities.  Duration is a common measure of market price sensitivity to interest rate movements and a shorter duration generally indicates less interest rate risk.

For the quarter ended September 30, 2014, the Company reported net interest margins related to its residential mortgage investments of $37.8 million compared to $41.6 million for the quarter ended June 30, 2014.  Financing spreads on residential mortgage investments averaged 1.09% during the third quarter, a decrease of 13 basis points from financing spreads earned during the second quarter reflecting an increase in mortgage prepayments from lower second quarter levels.  Financing spreads on residential mortgage investments is a non-GAAP financial measure based solely on yields on residential mortgage investments, net of borrowing rates on repurchase arrangements and similar borrowings (referred to as repo borrowing rates), adjusted for currently-paying interest rate swap agreements held for hedging purposes.

Yields on Capstead’s residential mortgage investments averaged 1.60% during the third quarter of 2014, a decrease of 11 basis points from yields reported for the second quarter.  This decrease is primarily due to a $3.1 million increase in investment premium amortization largely as a result of an increase in average mortgage prepayment rates to an annualized constant prepayment rate, or CPR, of 19.18% from 17.22% CPR reported for the second quarter.  The increase in mortgage prepayments largely reflects the conclusion of the summer selling season and other seasonal factors.

The following table illustrates the progression of the Company’s portfolio of residential mortgage investments for the quarter and nine months ended September 30, 2014 (dollars in thousands):

	Quarter Ended September 30, 2014	Nine Months Ended September 30, 2014
Residential mortgage investments, beginning of period	$13,711,400	$13,475,874
(Decrease) increase in unrealized gains on securities classified as available-for-sale	(10,720)	22,465
Portfolio acquisitions (principal amount) at average lifetime purchased yields of 2.44% and 2.45%, respectively	798,355	2,294,428
Investment premiums on acquisitions	28,231	84,683
Portfolio runoff (principal amount)	(776,701)	(2,079,456)
Investment premium amortization	(28,284)	(75,713)
Residential mortgage investments, end of period	$13,722,281	$13,722,281
Increase in residential mortgage investments during the indicated periods	$10,881	$246,407

At September 30, 2014 repurchase arrangements and similar borrowings totaled $12.75 billion with 25 counterparties at interest rates averaging 0.33%, before adjustment for interest rate swap agreements held for hedging purposes.  Repo borrowing rates averaged 0.32% during the third quarter of 2014, unchanged from average rates reported for the second quarter.  After adjusting for currently-paying interest rate swap agreements, portfolio financing-related borrowing rates averaged 0.51% during the third quarter of 2014, two basis points higher than during the second quarter reflecting a greater percentage of swap agreements moving into current-pay status.  During the third quarter $200 million notional amount of swap agreements requiring fixed rate interest payments averaging 0.51% matured, while $700 million notional amount of previously-acquired forward-starting swap agreements requiring fixed rate interest payments averaging 0.56% moved into current-pay status.  Total portfolio financing-related swap agreements held by the Company increased by $300 million quarter-over-quarter to $7.80 billion notional amount with average contract expirations of 14 months at quarter-end.  These swap agreements consisted of (a) $6.90 billion notional amount of currently-paying swap agreements requiring fixed rate interest payments averaging 0.50% for average remaining interest-payment terms of 13 months, and (b) $900 million notional amount of forward-starting swap agreements with average contract expirations of 24 months that will begin requiring fixed rate interest payments averaging 0.69% for two-year periods commencing in October 2014 and January 2015.  Variable payments that are received by the Company under portfolio financing-related swap agreements typically are based on one-month LIBOR and offset a significant portion of the interest owed on a like amount of the Company’s borrowings under repurchase arrangements.

Capstead remains a clear leader among its mortgage REIT peers in terms of operating efficiency.  Total operating costs, expressed as an annualized percentage of long-term investment capital, averaged 0.87% during the third quarter and 2014 year-to-date.  This compares to an average of 0.89% for all of 2013.

Investment Capital, Portfolio Leverage and Book Value per Common Share

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and $100 million of long-term unsecured borrowings, was largely unchanged, ending the third quarter $5.3 million lower at $1.50 billion.  Declines in long-term investment capital attributable to the elimination of unrealized gains on third quarter portfolio runoff and common dividend distributions in excess of earnings were partially offset by higher pricing levels for interest rate swap agreements held for hedging purposes and minor portfolio pricing changes along with $2.5 million of new Series E preferred capital issued pursuant to an at-the-market, continuous offering program.  Portfolio leverage (related borrowings divided by long-term investment capital) at September 30, 2014 was unchanged from June 30, 2014 at 8.52 to one.  The following table illustrates the progression of the Company’s book value per common share (total stockholders’ equity, less preferred share liquidation preferences, divided by common shares outstanding) for the quarter and nine months ended September 30, 2014:

	Quarter Ended September 30, 2014		Nine Months Ended September 30, 2014
Book value per common share, beginning of period	$12.69		$12.47
Change in unrealized gains and losses on mortgage securities classified as available-for-sale	(0.11)		0.23
Change in unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Borrowings under repurchase arrangements	0.10		0.06
Unsecured borrowings	(0.04)		(0.16)
	(0.05)	(0.4)%	0.13	1.0%
Dividend distributions in excess of earnings together with the effects of other capital transactions	(0.04)	(0.3)%	–	0.0%
Book value per common share, end of period	$12.60		$12.60

(Decrease) increase in book value per common share during the indicated periods	$(0.09)	(0.7)%	$0.13	1.0%

Nearly all of Capstead’s residential mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share.  Fair value is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels generally within five years.  Because of these characteristics, the fair value of Capstead’s portfolio is less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to leveraged portfolios containing a significant amount of non-agency-guaranteed securities or agency-guaranteed securities backed by longer-duration ARM and/or fixed-rate loans.

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “After reporting a two-year low of 15.16% CPR for the first quarter of 2014, we experienced increasingly higher quarterly mortgage prepayment rates for the second and third quarters in large part due to seasonal factors.  This has translated into sequential earnings declines from the $0.37 per diluted common share reported for the first quarter to $0.30 this quarter because of higher investment premium amortization.  Reflecting the end of the summer selling season, mortgage prepayment rates peaked in August at a CPR of 20.05% before beginning to recede in September.  In October we recorded a CPR of 17.57% and may see further modest declines during the fourth quarter of 2014 and the first quarter of 2015, which would result in higher portfolio yields.

“Our book value was little changed during the third quarter, declining less than one percent, or $0.09 per outstanding common share, to $12.60.  Approximately $0.05 of the decline is attributable to the effects of portfolio runoff, net of portfolio and interest rate swap pricing adjustments.  Another $0.04 was returned to stockholders with the $0.34 third quarter common dividend.  We increased the portfolio marginally to $13.72 billion, maintaining portfolio leverage at 8.52 to one.  We are very comfortable with this level of leverage given the current health and breadth of the financing market for agency-guaranteed mortgage securities and the composition of our portfolio.

“Repo market conditions remain healthy with 30- to 90-day repo rates largely flat quarter-over-quarter, and opportunities increasingly available to secure longer-term, committed financing into late 2015 and early 2016 at attractive rates on a portion of our borrowings.  To this end, during the third quarter we entered into $1.43 billion in 12- to 18-month repo borrowings at average rates of 0.53%.  Our future borrowing rates will be dependent on market conditions, including the availability of longer-term borrowings and interest rate swap agreements at attractive rates.

“We remain confident in and focused on our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, October 30, 2014 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (877) 505-6547 in the U.S., (855) 669-9657 for Canada, or (412) 902-6660 for international callers.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days.  The audio replay will be available one hour after the end of the conference call through December 1, 2014.  The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10054213.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.  Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;

•	other changes in legislation or regulation affecting the mortgage and banking industries;

•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;

•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except ratios and per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Residential mortgage investments ($13.40 and $13.12 billion pledged under repurchase arrangements at September 30, 2014 and December 31, 2013, respectively)	$13,722,281	$13,475,874
Cash collateral receivable from interest rate swap counterparties	42,716	25,502
Interest rate swap agreements at fair value	2,397	5,005
Cash and cash equivalents	438,622	413,356
Receivables and other assets	117,436	96,231
	$14,323,452	$14,015,968
Liabilities
Repurchase arrangements and similar borrowings	$12,749,762	$12,482,900
Interest rate swap agreements at fair value	18,276	11,304
Unsecured borrowings	100,000	100,000
Common stock dividend payable	34,040	30,872
Accounts payable and accrued expenses	25,621	25,109
	12,927,699	12,650,185
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 7,544 and 6,861 shares issued and outstanding ($188,593 and $171,521 aggregate liquidation preference) at September 30, 2014 and December 31, 2013, respectively	182,102	165,756
Common stock - $0.01 par value; 250,000 shares authorized: 95,811 and 95,807 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	958	958
Paid-in capital	1,327,595	1,329,792
Accumulated deficit	(346,885)	(349,866)
Accumulated other comprehensive income	231,983	219,143
	1,395,753	1,365,783
	$14,323,452	$14,015,968
Long-term investment capital (Consists of stockholders’ equity and $100 million in long-term, unsecured borrowings) (unaudited)	$1,495,753	$1,465,783
Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	8.52:1	8.52:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$12.60	$12.47

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	Quarter Ended September 30		Nine Months Ended September 30
	2014	2013	2014	2013
Interest income:
Residential mortgage investments	$53,862	$46,643	$170,399	$156,683
Other	78	48	216	267
	53,940	46,691	170,615	156,950
Interest expense:
Repurchase arrangements and similar borrowings	(16,099)	(15,759)	(47,048)	(50,976)
Unsecured borrowings	(2,122)	(2,186)	(6,366)	(6,560)
	(18,221)	(17,945)	(53,414)	(57,536)
	35,719	28,746	117,201	99,414
Other revenue (expense):
Salaries and benefits	(999)	(1,017)	(3,116)	(2,904)
Short-term incentive compensation	(613)	(1,333)	(1,550)	(2,213)
Long-term incentive compensation	(624)	(469)	(1,874)	(1,344)
Other general and administrative expense	(1,058)	(1,203)	(3,228)	(3,382)
Miscellaneous other revenue (expense)	(34)	(86)	(87)	(251)
	(3,328)	(4,108)	(9,855)	(10,094)

Income before equity in earnings of unconsolidated affiliates	32,391	24,638	107,346	89,320
Equity in earnings of unconsolidated affiliates	–	64	–	194
Net income	$32,391	$24,702	$107,346	$89,514
Net income available to common stockholders:
Net income	$32,391	$24,702	$107,346	$89,514
Less dividends on preferred shares	(3,529)	(3,188)	(10,216)	(14,325)
Less redemption preference premiums paid	–	–	–	(19,924)
	$28,862	$21,514	$97,130	$55,265

Net income per common share:
Basic	$0.30	$0.23	$1.02	$0.58
Diluted	0.30	0.23	1.02	0.58

Weighted average common shares outstanding:
Basic	95,405	95,268	95,384	95,139
Diluted	95,677	95,416	95,614	95,373

Cash dividends declared per share:
Common	$0.34	$0.31	$1.02	$0.93
Series A Preferred	–	–	–	0.72
Series B Preferred	–	–	–	0.57
Series E Preferred	0.47	0.47	1.41	0.79

CAPSTEAD MORTGAGE CORPORATION
CONDENSED QUARTERLY STATEMENTS OF INCOME AND SELECT OPERATING STATISTICS
(unaudited)

	2014			2013
	Q3	Q2	Q1	Q4	Q3
Condensed Quarterly Statements of Income:
(in thousands, except per share amounts)
Interest income on residential mortgage investments (before investment premium amortization)	$82,146	$82,233	$81,733	$83,254	$85,674
Investment premium amortization	(28,284)	(25,141)	(22,288)	(24,800)	(39,031)
Related interest expense	(16,099)	(15,542)	(15,407)	(15,392)	(15,759)
	37,763	41,550	44,038	43,062	30,884
Other interest income (expense) (a)	(2,044)	(2,045)	(2,061)	(2,066)	(2,074)
	35,719	39,505	41,977	40,996	28,810
Salaries and benefits	(999)	(985)	(1,132)	(1,058)	(1,017)
Short-term incentive compensation	(613)	(397)	(540)	(1,353)	(1,333)
Long-term incentive compensation	(624)	(624)	(626)	(469)	(469)
Other general and administrative expense	(1,058)	(967)	(1,203)	(1,094)	(1,203)
Miscellaneous other revenue (expense)	(34)	32	(85)	(49)	(86)
	(3,328)	(2,941)	(3,586)	(4,023)	(4,108)
Net income	$32,391	$36,564	$38,391	$36,973	$24,702
Net income per diluted common share	$0.30	$0.35	$0.37	$0.35	$0.23
Average diluted common shares outstanding	95,677	95,626	95,538	95,454	95,416

Select Operating Statistics:
(dollars in millions, percentages annualized)
Average portfolio outstanding (cost basis)	$13,457	$13,384	$13,254	$13,413	$13,740
Average long-term investment capital (“LTIC”)	1,510	1,498	1,485	1,474	1,476
Financing spreads on residential mortgage investments	1.09%	1.22%	1.30%	1.25%	0.87%
Constant prepayment rate (“CPR”)	19.18	17.22	15.16	17.14	25.49
Operating costs as a percentage of LTIC	0.87	0.80	0.96	1.07	1.08
Return on common equity capital	9.32	10.82	11.70	11.07	7.05

(a)	Consists principally of interest on unsecured borrowings and is presented net of earnings of related statutory trusts prior to their dissolution in December 2013.

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY FINANCING SPREAD ANALYSIS
(unaudited, annualized)

	2014			2013
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Yields on residential mortgage investments: (a)
Cash yields	2.44%	2.46%	2.46%	2.48%	2.50%	2.52%	2.57%
Investment premium amortization	(0.84)	(0.75)	(0.67)	(0.74)	(1.14)	(0.99)	(0.84)
Adjusted yields	1.60	1.71	1.79	1.74	1.36	1.53	1.73
Related borrowing rates: (b)
Repo borrowing rates	0.32	0.32	0.34	0.38	0.37	0.39	0.41
Fixed swap rates	0.50	0.49	0.50	0.52	0.59	0.65	0.71
Adjusted borrowing rates	0.51	0.49	0.49	0.49	0.49	0.53	0.58
Financing spreads on residential mortgage investments	1.09	1.22	1.30	1.25	0.87	1.00	1.15
CPR	19.18	17.22	15.16	17.14	25.49	23.12	20.05

(a)	Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method and incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(b)	Repo borrowing rates represent average rates on repurchase agreements and similar borrowings, before consideration of related currently-paying interest rate swap agreements.

Fixed swap rates represent the average fixed-rate payments made on currently-paying interest rate swap agreements used for portfolio hedging purposes and exclude differences between LIBOR-based variable-rate payments received on these swaps and repo borrowing rates, as well as the effects of any hedge ineffectiveness.  These factors equated to 16, 17 and 18 basis points on the average currently-paying swap notional amount outstanding for the third, second and first quarters of 2014, respectively.

Adjusted borrowing rates reflect repo borrowing rates, fixed swap rates and the above mentioned factors, calculated on average related borrowings outstanding for the indicated periods.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures.

	2014			2013
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Financing spreads on residential mortgage investments	1.09%	1.22%	1.30%	1.25%	0.87%	1.00%	1.15%
Impact of yields on other interest-earning assets*	(0.04)	(0.05)	(0.04)	(0.03)	(0.02)	(0.05)	(0.05)
Impact of borrowing rates on unsecured borrowings and other interest-paying liabilities*	(0.06)	(0.07)	(0.07)	(0.07)	(0.06)	(0.06)	(0.06)
Total financing spreads	0.99	1.10	1.19	1.15	0.79	0.89	1.04

*	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at a borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

CAPSTEAD MORTGAGE CORPORATION
FAIR VALUE ANALYSIS
(in thousands, unaudited)

	September 30, 2014					December 31, 2013
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a) (b)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$5,973,304	$157,500	$6,130,804	$6,336,101	$205,297	$196,358
Longer-to-reset ARMs	4,404,288	176,871	4,581,159	4,612,644	31,485	15,627
Fixed-rate	36	–	36	38	2	3
Ginnie Mae securities:
Current-reset ARMs	1,427,939	47,118	1,475,057	1,483,712	8,655	11,515
Longer-to-reset ARMs	1,232,936	45,336	1,278,272	1,280,746	2,474	1,945
	$13,038,503	$426,825	$13,465,328	$13,713,241	$247,913	$225,448
Interest rate swap positions (c)			$7,900,000	$(15,879)	$(15,930)	$(6,305)

(a)	Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Residential mortgage securities classified as held-to-maturity with a cost basis of $4 million and unsecuritized investments in residential mortgage loans with a cost basis of $5 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 12 of this release for further information).

(c)	To help mitigate exposure to higher interest rates, Capstead typically uses currently-paying and forward-starting one-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with two-year interest payment terms. Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s long-term unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of September 30, 2014, these swap positions had the following characteristics:

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Currently-paying contracts:
Fourth quarter 2014	$500,000	0.58%	$-	$-
First quarter 2015	1,100,000	0.50	(1,269)	(1,269)
Second quarter 2015	200,000	0.43	(333)	(333)
Third quarter 2015	400,000	0.47	(791)	(791)
Fourth quarter 2015	1,200,000	0.45	(1,712)	(1,712)
First quarter 2016	1,700,000	0.51	(2,771)	(2,771)
Second quarter 2016	1,100,000	0.47	338	329
Third quarter 2016	700,000	0.56	587	574
(average expiration: 13 months)	6,900,000	0.50	(5,951)	(5,973)
Forward-starting contracts:
Fourth quarter 2016	800,000	0.66	1,226	1,200
First quarter 2017	100,000	0.90	96	93
(average expiration: 24 months)	900,000	0.69	1,322	1,293
(average expiration: 14 months)	$7,800,000		$(4,629)	$(4,680)
Forward-starting contracts expiring in 2035 and 2036 related to unsecured borrowings	$100,000	4.09	$(11,250)	$(11,250)

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related borrowings had durations as of September 30, 2014 of approximately 11½ and 10¼ months, respectively, for a net duration gap of approximately 1¼ months.  Duration is a measure of market price sensitivity to changes in interest rates, and a shorter duration generally indicates less interest rate risk.

CAPSTEAD MORTGAGE CORPORATION
RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS
(as of September 30, 2014)
(dollars in thousands, unaudited)

ARM Type (a)	Amortized Cost Basis (b)	Net WAC (c)	Fully Indexed WAC (c)	Average Net Margins (c)	Average Periodic Caps (c)	Average Lifetime Caps (c)	Months To Roll (a)
Current-reset ARMs:
Fannie Mae Agency Securities	$4,484,065	2.28%	2.14%	1.70%	3.31%	9.96%	5.6
Freddie Mac Agency Securities	1,646,739	2.40	2.22	1.81	2.34	10.33	6.7
Ginnie Mae Agency Securities	1,475,057	2.51	1.62	1.51	1.06	8.59	7.5
Residential mortgage loans	3,387	3.50	2.23	2.03	1.53	11.04	4.6
	7,609,248	2.35	2.06	1.69	2.67	9.77	6.2
Longer-to-reset ARMs:
Fannie Mae Agency Securities	2,655,703	2.79	2.26	1.70	4.58	7.80	38.8
Freddie Mac Agency Securities	1,925,456	2.87	2.32	1.76	3.93	7.93	41.9
Ginnie Mae Agency Securities	1,278,272	2.82	1.62	1.51	1.09	7.88	38.5
	5,859,431	2.82	2.14	1.68	3.60	7.86	39.8
	$13,468,679	2.56	2.09	1.69	3.07	8.94	20.7

Gross WAC (rate paid by borrowers) (d)		3.17

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(b)	Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses. At September 30, 2014, the ratio of amortized cost basis to unpaid principal balance for the Company’s ARM securities was 103.27. This table excludes $2 million in fixed-rate Agency Securities, $2 million in fixed-rate residential mortgage loans and $2 million in private residential mortgage pass-through securities held as collateral for structured financings.

(c)	Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime caps on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have either 200 or 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps or were not subject to a cap. For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less related current net WAC, for ARM securities subject only to lifetime caps. At quarter-end, 68% of current-reset ARMs were subject to periodic caps averaging 1.81%; 20% were subject to initial caps averaging 2.78%; 11% were subject to lifetime caps, less related current net WAC, averaging 7.69%; and 1% were not subject to a cap. All longer-to-reset ARM securities at September 30, 2014 were subject to initial caps.

(d)	Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.